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                                                                   EXHIBIT 23.12


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of United Rentals, Inc. (the "Company"), for the registration of up to 4,533,932 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 1998 except for Note 8 as which the date is July 28, 1998, with respect to the financial statements of Lift Systems, Inc., included in the Company's Report on Form 8-K dated December 24, 1998.


                                        Altschuler, Melvoin and Glasser LLP
                                        Chicago, Illinois

                                        January 7, 1999